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                                                                     EXHIBIT 4.2

                              STOCKHOLDER AGREEMENT

         This Stockholder Agreement is made and entered into as of this ____ day of ______________, 2001 by and among the undersigned stockholder (the "Stockholder") of Coelacanth Corporation, a Delaware corporation (the "Company"), Lexicon Genetics Incorporated, a Delaware corporation (the "Parent") and Angler Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Merger Sub"). This Agreement is being delivered pursuant to Sections 4.11 and 5.3(h) of the Agreement and Plan of Merger dated as of June __, 2001 (the "Merger Agreement") by and among the Parent, the Merger Sub and the Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, the Merger Agreement provides that it is a condition to the obligations of the Parent and the Merger Sub to consummate and effect the Merger Agreement and the transactions contemplated thereby that stockholders of the Company holding at least 90% of the Company's outstanding common stock, $.0001 par value per share (the "Common Stock"), on a fully diluted, as-converted basis, shall have executed and delivered this Agreement;

         WHEREAS, the Parent and the Merger Sub would not consummate and effect the transactions contemplated by the Merger Agreement if such condition were not satisfied;

         WHEREAS, the Stockholder expects to derive a significant benefit from the consummation of the transactions contemplated by the Merger Agreement; and

         WHEREAS, the Stockholder desires to execute and deliver this Agreement as an inducement to the Parent and the Merger Sub to consummate and effect the transactions contemplated by the Merger.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Stockholder hereby represents and warrants to and agrees with the Parent and the Merger Sub as follows:

         1. Stockholder's Title and Authority. The Stockholder hereby represents and warrants to the Parent and the Merger Sub that (a) the Stockholder has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; (b) consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of law applicable to the Stockholder; (c) the shares of capital stock of the Company and options and warrants to acquire capital stock of the Company as set forth on the signature page hereto (the "Shares") and the certificates or other instruments representing same are now and, at the Closing, will be, held by the Stockholder or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements or any other encumbrances whatsoever ("Encumbrances") with respect to the ownership or voting of the Shares or otherwise, other than Encumbrances created by or arising pursuant to the Agreement and Irrevocable Proxy previously executed by the Stockholder, if so executed by the Stockholder, and there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, the Shares other than such Agreement and Irrevocable Proxy; (d) such Shares constitute all of the securities of the Company owned beneficially or of record by the Stockholder on the date hereof and as will be so owned on the Closing Date; and (e) the Stockholder has the present power and right to vote all of the Shares (other than options and warrants) that are entitled to vote.

         2. Stockholders' Representative. The Stockholder hereby irrevocably ratifies and agrees to the appointment of Michael Steinmetz, on behalf of MPM Asset Management, as the representative (the "Representative") of the stockholders of the Company (provided that the Representative may be replaced in accordance with Section 8.4 of the Merger Agreement) for the purpose of administering the Merger Agreement on behalf of the Stockholder, to the extent set forth in the Merger Agreement and the Indemnity Escrow Agreement, including without limitation, signing the Indemnity Escrow Agreement, performing the functions and acts of the Representative thereunder, delivering appropriate instructions and executing any documents or agreements


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necessary or desirable for carrying out the functions of the Representative thereunder and otherwise administering the indemnification and escrow distribution provisions set forth in Article 8 of the Merger Agreement. The Stockholder agrees that the Parent and the Surviving Corporation shall be entitled to deal exclusively with the Representative and that the Representative shall have the authority to bind the Stockholder with respect to all such matters arising under the Merger Agreement and the Escrow Agreement.

         3. Registration Rights. The Stockholder has reviewed, and hereby understands, acknowledges and agrees to, the provisions relating to registration set forth in Section 4.11 of the Merger Agreement and further agrees to provide timely to the Representative the information relating to the Stockholder required by Section 4.11(c) of the Merger Agreement. The Stockholder has reviewed, and hereby acknowledges and agrees to be bound by and in accordance with, the indemnification provisions and procedures set forth in Sections 4.11(g) and (h), respectively, of the Merger Agreement.

         4. Investment Intent. The Stockholder hereby represents and warrants to each of the Parent and Merger Sub as follows: (i) the Stockholder is acquiring the shares of Parent Common Stock to be issued pursuant to the Merger Agreement and the Merger to such Stockholder solely for such Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution in violation of the securities laws; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of Parent Common Stock; (iii) the Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the Parent Common Stock acquired pursuant to the Merger Agreement and the Merger, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters, and such past participation in investments, that he is capable of evaluating the merits and risks of the proposed investment in the Parent Common Stock, (D) has received and reviewed copies of the Merger Agreement, the Parent SEC Reports and the Company's unaudited consolidated balance sheet dated April 30, 2001 and the Company's unaudited consolidated statement of operations for the 10-month period ending on April 30, 2001; and (v) the Stockholder, if a corporation, partnership, trust or other entity, acknowledges that it was not formed for the specific purpose of acquiring the Parent Common Stock. Without limiting any of the foregoing, the Stockholder acknowledges that the shares of Parent Common Stock to be delivered to such Stockholder pursuant to the Merger Agreement and the Merger have not been registered under the Securities Act or qualified under applicable blue sky laws, and the Stockholder agrees not to dispose of any portion of Parent Common Stock unless either (x) a registration statement under the Securities Act is in effect as to the applicable shares and the disposition is made in accordance with that registration statement, or (y) an exemption from the registration requirements of the Securities Act is available with respect to the applicable shares and the disposition is made in accordance with that exemption; and, in the case of either (x) or (y), the disposition is made in accordance with the provisions of Sections 6 and 7 of this Agreement.

         5. Receipt and Release. As of the Closing and upon distribution of the Purchase Price in accordance with the Merger Agreement, the Stockholder acknowledges, confirms and agrees that the shares of Parent Common Stock allocated to such Stockholder, and issued to such Stockholder or to the Representative on behalf of such Stockholder, at the Effective Time pursuant to the Merger and the Merger Agreement constitute in full such Stockholder's proportionate share of the Purchase Price determined in accordance with Section
1.6 of the Merger Agreement and to which such Stockholder is entitled pursuant to the Merger Agreement. The Stockholder hereby remits, releases, acquits and forever discharges the Company, the Surviving Corporation and the Parent of and from any Claims (as defined below) relating to the sufficiency or amount of consideration allocated to and received by such Stockholder (or by the Representative on behalf of such Stockholder) at the Effective Time pursuant to the Merger Agreement and the Merger.

         As of the Closing, the Stockholder does hereby for the Stockholder and any of the Stockholder's heirs, executors, administrators and legal representatives remise, release, acquit and forever discharge the Company (and, as of the Effective Time, the Surviving Corporation) of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations (collectively "Claims") of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which such Stockholder now has, owns or holds or has at any time previously had, owned or held against the Company including, without limitation, any and all Claims arising out of the negligence, gross negligence or willful acts of the Company and its employees and agents, whether any such Claim exists as of the Closing or relates to any matter that occurred on or


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prior to the Closing; provided, however, that, except as set forth in the preceding paragraph, any Claim that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under the Merger Agreement or under any other agreement relating to the transactions contemplated hereby or by the Merger Agreement or from any breaches by any such party of any of such party's representations or warranties herein or in any other agreement relating to the transactions contemplated hereby or by the Merger Agreement shall not be remised, released, acquitted or discharged pursuant to this Agreement.

         The Stockholder hereby represents and warrants that the Stockholder has not previously assigned or transferred, or purported to assign or transfer, to any person all or any part of any such Claims. The Stockholder covenants and agrees not to assign or transfer to any person all or any part of any such Claims. The Stockholder represents and warrants that the Stockholder has read and understands all of the provisions of this Section 5 and that the Stockholder has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.

         6. Certain Prohibited Transactions. The Stockholder hereby agrees that, except with the prior written consent of Parent, the Stockholder will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to any Parent Common Stock issued to the Stockholder pursuant to the Merger Agreement and the Merger (collectively, a "Disposition"), or engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of any such Parent Common Stock by such Stockholder or any other person or entity. Such prohibited hedging or other transaction shall include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or making any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any such Parent Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Parent Common Stock.

         7. Restrictions on Sale of Parent Company Stock. The restrictions described in Section 6 above will lapse as follows: (i) on the earlier to occur of (A) the effective date of the Registration Statement or (B) the 90th day after the Closing Date, with respect to 50% of the Parent Common Stock received by the Stockholder pursuant to the Merger Agreement and the Merger, (ii) on the 180th day after the Closing Date with respect to 20% of such Parent Company Stock, (iii) on the 270th day after the Closing Date with respect to 20% of such Parent Company Stock and (iv) on the first anniversary of the Closing Date with respect to the remainder of such Parent Common Stock, which remainder shall be the Parent Common Stock held in escrow pursuant to the Indemnity Escrow Agreement.

         8. Escrow. The Stockholder hereby acknowledges that the Stockholder has reviewed Section 9.1 of the Merger Agreement, and agrees that Parent is entitled to deduct from the Escrow Fund amounts equal to the Excess Expenses. The Stockholder has reviewed and understands the indemnification provisions in Articles 7 and 8 of the Merger Agreement and hereby agrees that the Escrow Fund shall be available to satisfy such matters for which the Escrow Fund is available under the terms of the Merger Agreement, subject to the limitations and procedures set forth in Articles 7 and 8 of the Merger Agreement. The provisions of Articles 7 and 8 of the Merger Agreement shall apply mutatis mutandis to any such misrepresentation or breach by the Stockholder.

         9. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) mailed by registered or certified first-class mail, prepaid with return receipt requested, (c) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (d) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (c) above:

                           If to Parent/Merger Sub:

                           Lexicon Genetics Incorporated
                           4000 Research Forest Drive
                           The Woodlands, TX 77381
                           Attn:  Dr. Arthur T. Sands, President and CEO
                           Telefax:  281-863-8088


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                           with a copy to:

                           Vinson & Elkins, L.L.P.
                           1001 Fannin, Suite 2300
                           Houston, Texas 77002
                           Attention:  David Oelman
                           Telefax:  (713) 615-5861

                           If to the Stockholder:

                           ________________________

                           ________________________

                           ________________________

                           with a copy to:

                           ________________________

                           ________________________

                           ________________________

                           with a copy to:

                           Mintz Levin Cohn Ferris Glovsky and Popeo PC
                           One Financial Center

                           Boston, MA 02111
                           Attn:  Jonathan Kravetz
                           Telefax: ________________


or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

         Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) four days after the date of mailing if sent by certified or registered mail or (z) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

         10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         11. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

         12. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         13. Binding Effect; Assignment. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. No party hereunder shall have the right to assign its rights hereunder or any interest herein without the prior consent of the other parties hereto. Nothing in this Agreement is intended or shall be construed to confer upon any person other than the parties hereto and their respective permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.


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         14. Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.


         15. Construction. This Agreement has been negotiated by the Stockholder and the Parent and their respective legal counsel, and legal and equitable principles that might require the construction of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         16. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         17. Further Assurances. The Stockholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be necessary or desirable to carry out the provisions hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Stockholder
Agreement as of this _____ day of __________, 2001.

                       ______________________________________
                       Signature of Stockholder

                       ______________________________________
                       Name of Stockholder

                       Shares Owned:

                       ___________ shares of Common Stock
                       ___________ shares of Series A Preferred Stock
                       ___________ shares of Series B Preferred Stock
                       ___________ shares of Series C Preferred Stock
                       ___________ shares of Series D Preferred Stock

                       Options and Warrants Owned:

                       Options to purchase ______________ shares of Common Stock

                       Warrants to purchase _____________ shares of Common Stock

Agreed and Accepted:

LEXICON GENETICS INCORPORATED


By:  ____________________________________
Name:____________________________________
Title:___________________________________


ANGLER ACQUISITION CORP.


By:  ____________________________________
Name:____________________________________
Title:___________________________________



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